Exhibit 21.1
Lender Processing Services, Inc.
Subsidiary List
As of February 28, 2009

Jurisdiction of
Name and d/b/a Names	Incorporation/Organization

A.S.A.P. Legal Publication Services, Inc.	California

Aptitude Solutions, Inc.	Florida

Arizona Sales and Posting, Inc.	Arizona

CyberHomes, LLC	Delaware

DOCX, LLC	Georgia

DPN, LLC	Nevada

Espiel, Inc.	Delaware
Applied Financial Technology
FIS Applied Analytics
LPS Applied Analytics

Fidelity National Loan Portfolio Services, Inc.	California

Financial Systems Integrators, Inc.	Delaware

FIS Data Services, Inc.	California

FIS Valuation Solutions, LLC	California

FNIS Flood Group, LLC	Delaware

FNIS Flood of California, LLC	Delaware

FNIS Intellectual Property Holdings, Inc.	Delaware

FNIS Services, Inc.	Delaware

FNRES Holdings, Inc.	Delaware

FNRES Insurance Services LLC	Delaware

Jurisdiction of
Name and d/b/a Names	Incorporation/Organization
FNRES License Holdings Inc.	Delaware

Geotrac, Inc.	Delaware
Texas Geotrac, Inc.

Go Apply, LLC	Nevada

GO Holdings, Inc.	Delaware

I-Net Reinsurance Ltd.	Turks and Caicos Islands

Lender’s Service Title Agency, Inc.	Ohio

LPS Agency Sales and Posting, Inc.	California

LPS Asset Management Solutions, Inc.	Colorado
Provident Realty

LPS Capital Markets, LLC	Delaware

LPS Default Solutions, Inc.	Delaware

LPS Field Services, Inc.	Delaware

LPS IP Holding Company, LLC	Delaware

LPS Management, LLC	Delaware

LPS Mortgage Processing Solutions, Inc.	Delaware

LPS National Flood, LP	Delaware

LPS Portfolio Solutions, LLC	Delaware

LPS Property Tax Solutions, Inc.	California
National Data Technologies
National TaxNet

LRT Record Services, Inc.	Texas

LSI Alabama, LLC	Alabama

LSI Appraisal, LLC	Delaware

LSI Maryland, Inc.	Maryland

Jurisdiction of
Name and d/b/a Names	Incorporation/Organization
LSI Title Agency, Inc.	Illinois
LSI Agency, Inc.

LSI Title Company	California

LSI Title Company of Oregon, LLC	Oregon

LSI Title Insurance Agency of Utah, Inc.	Utah

McDash Analytics, LLC	Colorado

National Title Insurance of New York Inc.	New York

NewInvoice, L.L.C.	Georgia

OnePointCity, LLC	Ohio

RealEC Data Exchange, LLC	Delaware

RealEC Technologies, Inc.	Delaware

RealInfo, L.L.C.	Illinois

SoftPro, LLC	Delaware

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